Exhibit 10.22
ASSET PURCHASE AGREEMENT
THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated August 31, 2007, is by and among Radical Holdings LP, a Texas limited partnership (“Seller”), Immediatek, Inc., a Nevada corporation (“Immediatek”), and IMKI Ventures, Inc., a Delaware corporation and a wholly-owned subsidiary of Immediatek (“Buyer” and, together with Immediatek, the “Buyer Parties” and, together with Seller, collectively, the “Parties”).
RECITALS:
WHEREAS, Seller has acquired certain assets; and
WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Purchased Assets (as hereinafter defined), all on the terms and subject to the conditions set forth herein.
AGREEMENT:
NOW, THEREFORE, in consideration of the premises, the respective representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:
ARTICLE 1
PURCHASE AND SALE OF ASSETS
1.1 Purchase and Sale of Assets.
(a) Purchased Assets. Buyer hereby purchases from Seller, and Seller hereby transfers and delivers to Buyer, all rights, titles and interests in and to all of the assets listed on Schedule 1.1(a) attached hereto (all of the assets listed on Schedule 1.1(a) are referred to herein, collectively, as the “Purchased Assets”).
(b) Excluded Assets. The Purchased Assets will exclude the following (collectively, the “Excluded Assets”), which shall remain Seller’s property immediately following the Closing (as defined in Section 1.3): (i) any of Seller’s rights under this Agreement, each Contract (as defined in Section 3.8 hereof) or writing executed or delivered in connection with this Agreement and each amendment or supplement to any of the foregoing (including this Agreement, the “Transaction Documents”); and (ii) any asset not specifically identified on Schedule 1.1(a).
1.2 Assumed Liabilities.
(a) Assumed Liabilities. Buyer hereby assumes, and becomes responsible for, the liabilities and obligations of Seller (collectively, the “Assumed Liabilities”) listed on Schedule 1.2(a).

Asset Purchase Agreement — Radical/Immediatek

(b) Excluded Liabilities. The Assumed Liabilities exclude, and Buyer does not assume or have any responsibility with respect to, all other liabilities or obligations of Seller (collectively, the “Excluded Liabilities”), including liabilities or obligations: (i) for taxes of any kind whatsoever; (ii) for costs and expenses incurred in connection with negotiating the Transaction Documents and performing the transactions contemplated thereby (the “Transactions”); (iii) under any Transaction Document; (vi) under any Contract, regardless of whether Seller’s rights thereunder are included in the Purchased Assets, unless such Contract is listed as an Assumed Liability on Schedule 1.2(a); and (v) not specifically identified on Schedule 1.2(a).
1.3 Purchase Price. The purchase price for the Purchased Assets (the “Purchase Price”) is 60,514 shares of Immediatek common stock (the “Immediatek Shares”), which represents the quotient of $151,285 and the closing price of the shares of Immediatek common stock as reported by the Over-the-Counter Bulletin Board (“OTCBB”) on the trading day immediately preceding the Closing Date (as defined in Section 1.4 hereof). Immediatek tendered the Immediatek Shares, or will irrevocably instruct the Immediatek Shares to be tendered, upon the execution and delivery of this Agreement by all Parties (the “Closing”) to Seller. Buyer and Seller will file IRS Form 8594, if applicable, and all federal, state, local and foreign tax returns, in accordance with the purchase price allocation set forth on Schedule 1.3.
1.4 Deliveries. On the date of Closing (the “Closing Date”),
(a) Seller has delivered, or caused to be delivered, to Buyer (i) a bill of sale and, if necessary, an assignment and assumption agreement, each duly executed by Seller, (ii) such other bills of sale, certificates of title or origin, deeds, assignments and other instruments of transfer or conveyance as may be otherwise necessary to evidence and effect the assignment and delivery of the Purchased Assets to Buyer, and (iii) an officer’s certificate and a secretary’s certificate for Seller, duly executed by the appropriate person; and
(b) The applicable Buyer Parties have delivered, or caused to be delivered, to Seller (i) the Purchase Price, (ii) if necessary, an assignment and assumption agreement duly executed by Buyer, and (iii) an officer’s certificate and a secretary’s certificate for each Buyer Party, each duly executed by the appropriate person.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES CONCERNING THE BUYER PARTIES
Each Buyer Party, jointly and severally, represents and warrants to Seller that the statements contained in this ARTICLE 2 are correct and complete on the Closing Date, except as set forth in the schedules that the Buyer Parties delivered to Seller on the Closing Date.
2.1 Organization of Buyer Parties. Each Buyer Party is an entity duly organized, validly existing and in good standing under the Laws (as defined in Section 3.3 hereof) of the jurisdiction of its organization. Each Buyer Party has the requisite entity power and authority necessary to own or lease its properties and to carry on its businesses as currently conducted. There is no pending, or (to each Buyer Party’s knowledge) threatened, action, suit, arbitration, mediation, investigation or similar proceeding (an “Action”) for the dissolution, liquidation, insolvency or rehabilitation of such Buyer Party.

Asset Purchase Agreement — Radical/Immediatek

2.2 Authority of Buyer Parties; Enforceability. Each Buyer Party has the relevant entity power and authority necessary to execute and deliver each Transaction Document to which it is a party and to perform and consummate the Transactions. Each Buyer Party has taken all action necessary to authorize its execution and delivery of each Transaction Document to which such Buyer Party is a party, the performance of its respective obligations thereunder and its consummation of the Transactions. Each Transaction Document to which the Buyer Party is a party has been duly authorized, executed and delivered by such Buyer Party and is enforceable against such Buyer Party in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights of creditors and general principles of equity (an “Enforceability Exception”).
2.3 No Violation. Except as listed on Schedule 2.3, the execution and delivery by each Buyer Party of this Agreement and the other Transaction Documents to which such Buyer Party is a party, the performance by each Buyer Party of its respective obligations hereunder and thereunder and the consummation of the Transactions by each Buyer Party will not (a) with or without notice or lapse of time, constitute or create a material breach or violation of, or material default under, any Law, Order, Contract or Permit (as defined in Section 3.3 hereof) to which such Buyer Party is a party or by which it is bound or any provision of such Buyer Party’s organizational documents as in effect on the Closing Date, (b) require any consent, approval, notification, waiver or other similar action (a “Consent”) under any Contract or organizational document to which the Buyer Party is a party or by which it is bound or (c) require any Permit under any Law or Order, other than (i) required filings, if any, with the Securities and Exchange Commission or (ii) notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the Transactions.
2.4 Immediatek Common Stock. The Immediatek Shares have been duly authorized, and when issued in accordance with the terms and conditions of this Agreement, the Immediatek Shares will be duly and validly issued, fully paid and nonassessable and free and clear of all liens, charges, restrictions, claims and encumbrances, other than restrictions on transfer imposed by the Securities Act (as defined in Section 3.15(a) hereof) and applicable state securities laws.
ARTICLE 3
SELLER’S REPRESENTATIONS AND WARRANTIES
Seller hereby represents and warrants to the Buyer Parties that the statements contained in this ARTICLE 3 are correct and complete on the Closing Date, except as set forth in the schedules Seller delivered to the Buyer Parties on the Closing Date.

Asset Purchase Agreement — Radical/Immediatek

3.1 Entity Status. (a) Seller is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) Seller is duly authorized to conduct its business and is in good standing under the Laws of each jurisdiction where such qualification is required, (c) Seller has the requisite entity power and authority necessary to own or lease its properties and to carry on its businesses as currently conducted, (d) Seller is not in breach or violation of, or default under, any provision of its organizational documents and (e) there is no pending, or (to Seller’s knowledge) threatened, Action for its dissolution, liquidation, insolvency or rehabilitation.
3.2 Power and Authority; Enforceability. Seller has the relevant entity power and authority necessary to execute and deliver each Transaction Document to which it is a party and to perform and consummate the Transactions. Seller has taken all action necessary to authorize the execution and delivery by Seller of each Transaction Document to which it is a party, the performance of its obligations thereunder, and the consummation by Seller of the Transactions. Each Transaction Document to which Seller is a party has been duly authorized, executed and delivered by Seller and is enforceable against Seller in accordance with its terms, subject to an Enforceability Exception.
3.3 No Violation. Except as listed on Schedule 3.3, the execution and delivery by Seller of this Agreement and the other Transaction Documents to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder, the consummation of the Transactions by Seller and Buyer’s ownership of the Purchased Assets immediately following the Closing will not (a) with or without notice or lapse of time, constitute or create a material breach or violation of, or material default under, any (i) law (statutory, common or otherwise), constitution, ordinance, rule, regulation, executive order or other similar authority (“Law”) enacted, adopted, promulgated or applied by any legislature, agency, bureau, branch, department, division, commission, court, tribunal or other similar recognized organization or body of any federal, state, county, municipal, local or foreign government or other similar recognized organization or body exercising similar powers or authority (a “Governmental Body”), (ii) order, ruling, decision, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Body or arbitrator (an “Order”), (iii) Contract or Permit to which, in the case of (i), (ii) or (iii), Seller is a party or by which it is bound or to which any Purchased Asset is subject, or (iv) organizational document of Seller as in effect on the Closing Date, (b) result in the imposition of any lien, claim or encumbrance (an “Encumbrance”) upon any Purchased Asset, other than Permitted Encumbrances (as defined in Section 3.7), (c) require any Permit or Consent under any Law, Order, Contract or organizational document to which Seller is a party or by which Seller is bound or to which any Purchased Asset is subject or (d) in any other way materially and adversely impair any Purchased Asset. For purposes of this Agreement, “Permit” means permits, licenses, certificates, waivers, notices and similar authorizations.
3.4 Subsequent Events; Solvency. Except as set forth in Schedule 3.4, since August 15, 2007 to the Closing Date, there have been no events, series of events or the lack of occurrence thereof that, singularly or in the aggregate, could reasonably be expected to have a material adverse effect on the Purchased Assets. Seller is not now insolvent, nor will Seller be rendered insolvent by any of the Transactions. A person is “insolvent” for purposes of this Section 3.4 when the sum of its liabilities and obligations is greater than a fair valuation of all of its property.

Asset Purchase Agreement — Radical/Immediatek

3.5 No Undisclosed Liabilities. The Purchased Assets are not subject to any liability or obligation (and, to Seller’s knowledge, there is no basis for any present or future Action or Order against Seller or the Purchased Assets giving rise to any liability or obligation), except for (a) those reflected on Schedule 1.2(a) and (b) those arising after August 15, 2007, in Seller’s ordinary course of business, which, individually or in the aggregate, are not material and that do not (i) result from, or relate to, any tort or infringement or any breach, violation of or default under any Law, Order, Permit or Contract or (ii) arise out of any Action or Order. Seller does not have any liability or obligation to pay any compensation to any broker, finder or agent with respect to the Transactions for which the Buyer Parties could become directly or indirectly responsible.
3.6 Legal Compliance. Seller has materially complied with all Laws and Orders, and no Action is pending or, to Seller’s knowledge, threatened against Seller alleging any failure to so comply. No material expenditures are, or based on any Law, Order or Permit will be, required of Buyer to own and operate the Purchased Assets in compliance with all Laws, Orders and Permits at the time immediately following the Closing.
3.7 Availability, Title to and Condition of Purchased Assets. Except as set forth on Schedule 3.7, (a) Seller has (and subject to Buyer’s own actions after the Closing, Buyer will have) good, marketable and indefeasible title to, or a valid leasehold interest in, all of the Purchased Assets, in each case free and clear of any Encumbrances other than (i) statutory, mechanics’ or other liens that were incurred in Seller’s ordinary course of business, (ii) Encumbrances that are being contested in good faith and for which adequate reserve has been made, (iii) liens for Taxes incurred but not yet due and (iv) Encumbrances set forth on Schedule 3.7 (collectively, “Permitted Encumbrances”) and (b) all tangible assets (except for Excluded Assets) included as part of the Purchased Assets, whether owned or leased, are free from defects (patent and latent), have been maintained in accordance with normal industry practice, are in good operating condition (subject to normal wear and tear) and are suitable for the purposes for which they are currently used and currently proposed to be used.
3.8 Contracts. Schedule 3.8 lists each contract, agreement, arrangement, commitment, instrument, document or similar understanding (whether written or oral), including leases, subleases and rights thereunder (“Contracts”) that relates to any of the Purchased Assets. Seller has delivered to Buyer a correct and complete copy of each written Contract (as amended to date) listed on Schedule 3.8 and a written summary setting forth the terms and conditions of each oral Contract referred to in Schedule 3.8. Each such Contract is enforceable and will continue to be enforceable on identical terms following the consummation of the Transactions. Neither Seller nor, to Seller’s knowledge, any of the counter-parties to any such Contract is, or has been, in (and no event has occurred that, with or without notice or lapse of time, would create or constitute a) breach or violation of, or default under, any of such Contract’s material provisions. No party to such Contract has repudiated any provision of the Contract. Schedule 3.8 denotes each such Contract to which Seller or any of its Affiliates is a party (excluding Seller). Each of the Contracts listed on Schedule 3.8 is assignable by Seller or its Affiliates without any other person’s Consent. “Affiliate” with respect to a specified person means any other person who, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person.

Asset Purchase Agreement — Radical/Immediatek

3.9 Litigation. Schedule 3.9 sets forth each instance in which Seller (a) is subject to any outstanding Order or (b) is a party or the subject of, or, to Seller’s knowledge, is threatened to be made a party to or the subject of, any Action. No Order or Action required to be set forth in Schedule 3.9 questions the enforceability of a Transaction Document or the Transactions, or could result in any material adverse effect on the Purchased Assets, nor does Seller have any basis to believe that any such Action may be brought or threatened against Seller or any Buyer Party.
3.10 Environmental, Health and Safety Matters. As used in this Agreement, “Environmental, Health and Safety Requirements” means all Laws, Orders, Permits, Contracts and programs (including those promulgated or sponsored by industry associations, insurance companies and risk management companies) concerning or relating to public health and safety, worker/occupational health and safety and pollution or protection of the environment, including those relating in any way to noises, radiation or chemicals, toxic or hazardous materials, substances or wastes, each as amended and as now in effect. Except as set forth in Schedule 3.10, (a) Seller is in compliance with all Environmental, Health and Safety Requirements in connection with owning, using, maintaining or operating its business, operations or assets; (b) each location at which Seller operates, or has operated, the Purchased Assets is in compliance with all Environmental, Health and Safety Requirements; and (c) there are no pending or threatened allegations by any person that any of Seller’s properties or assets are not, or that the Seller’s operations have not been, conducted in compliance with all Environmental, Health and Safety Requirements.
3.11 Employees.
(a) Schedule 3.11 contains a list setting forth, (i) the name and current annual salary and other compensation payable by Seller or its Affiliates to each employee, independent contractor, agent or consultant of Seller or its Affiliates employed or engaged in connection with the Purchased Assets (an “Employee”); (ii) the profit sharing, bonus or other form of additional compensation paid or payable by Seller or its Affiliates to, or for the benefit of, each such Employee for the current fiscal year; and (iii) any and all loans outstanding from Seller or its Affiliates to any Employee. Except as set forth on Schedule 3.11, there are no oral or written contracts, agreements or arrangements relating to compensation or performance awards or obligating Seller or its Affiliates to increase the compensation or benefits presently being paid or hereafter payable to any of the Employees. There is not due or owing, and there will not be due and owing at the Closing, to any of the Employees, any sick pay, severance pay (whether arising out of the termination of an Employee prior to or subsequent to the Closing), compensable time or pay, including, but not limited to, salary, commission and bonuses, personal time or pay or vacation time or vacation pay attributable to service rendered on or prior to the Closing Date, other than set forth on Schedule 3.11. There is not now, and there will not be as of the Closing Date, any liability of, or claims against, Seller or its Affiliates (including, without limitation, workers’ compensation claims and claims or suits for contribution to, or indemnification of, third parties, occupational health and safety, environmental, consumer protection or equal employment matters) for injury, sickness, disease, discrimination, death or termination of employment of any Employee or other employment matter (including, without limitation, any Employee or former Employee or any contractor or subcontractor of Seller or its Affiliates), to the extent attributable to an event occurring, or a state of facts existing, prior to the Closing other than as set forth on Schedule 3.11; it being understood and agreed that Seller or its Affiliates shall remain liable for, and indemnify and hold harmless the Buyer Parties against, any and all claims, liabilities, damages, losses, costs or expenses, of any nature whatsoever, incurred by Seller or its Affiliates, or resulting from or relating to any Employees (whether hourly or salaried), including, but not limited to, those set forth on Schedule 3.11.

Asset Purchase Agreement — Radical/Immediatek

(b) Seller is not a party to any collective bargaining agreements, written or oral, which cover any Employees. There have not been, and there are no, strikes, grievances, disputes or controversies pending or threatened between Seller or its Affiliates and any of their respective Employees or any union or other organization claiming to represent such Employees’ interests. There is no request for union representation pending, and there is no present union organizing or election activities in progress or, to Seller’s knowledge, threatened with respect to any Employees. There is no unfair labor practice complaint pending before the National Labor Relations Board or, to Seller’s knowledge, threatened against or relating to Seller.
(c) The purchase of the Purchased Assets by Buyer hereunder will not subject the Buyer Parties to any absolute or contingent, direct or indirect liability to or claim by past, present or future Employees (except for obligations expressly assumed by Buyer hereunder).
3.12 Employee Benefits. Schedule 3.12 lists each non-qualified deferred compensation plan, qualified defined contribution retirement plan, qualified defined benefit retirement plan or other material fringe benefit plan or program that Seller or its Affiliates maintain or to which they contribute with respect to the Employees. With respect to any employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), which is subject to ERISA and which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to, within six years prior to the Closing Date, by Seller or any person deemed to be affiliated or aggregated with Seller under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986 (the “Code”) or Section 4001(a)(14) of ERISA, (a) no unsatisfied withdrawal liability or obligation, within the meaning of Section 4201 of ERISA, has been incurred, (b) no unsatisfied liability or obligation to the Pension Benefit Guaranty Corporation has been incurred by Seller or any ERISA Affiliate, (c) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred and (d) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made. With respect to any kind of employee benefit plan, such plan has been funded and maintained in compliance with all Laws applicable thereto and the requirements of such plan’s governing documents.
3.13 Intellectual Property. As used in this Agreement, “Intellectual Property” means any rights, licenses, charges, Encumbrances, equities and other claims that any person may have to claim ownership, authorship or invention of, to use, to object to or prevent the modification of or to withdraw from circulation or control the publication or distribution of, any: (a) copyrights in both published works and unpublished works, (b) fictitious business names, trading names, corporate names, registered and unregistered trademarks, service marks and applications, (c) any (i) patents and patent applications and (ii) business methods, inventions and discoveries that may be patentable, (d) computer software or middleware and (e) know-how, trade secrets, confidential information, customer lists, software (source code and object code), technical information, data, process technology, plans, drawings and blue prints. Except as set forth in Schedule 3.13, Seller owns, or possesses adequate rights to use, all Intellectual Property that constitutes a part of the Purchased Assets. No Permit is required for the assignment of all interests in the Intellectual Property constituting any Purchased Asset to Buyer as part of the Transactions. To Seller’s knowledge, Seller’s use of the Intellectual Property does not, and Buyer’s use of such Intellectual Property after Closing will not, infringe upon any rights any other person owns or holds.

Asset Purchase Agreement — Radical/Immediatek

3.14 Taxes. Seller is not subject to any liability or obligation for any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, occupation, customs, ad valorem, duties, franchise, withholding, social security, unemployment, real property, personal property, sales, use, transfer, registration, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not (“Taxes”), including Taxes relating to prior periods, other than those reflected or reserved against in Seller’s financial statements or those incurred in Seller’s ordinary course of business. Seller has duly filed, when due, all Tax reports and returns in connection with and in respect of its business, assets and employees, and has timely paid and discharged all amounts shown as due thereon. Seller has made available to Buyer accurate and complete copies of all of its Tax reports and returns for all periods, except those periods for which returns are not yet due. Except for Permitted Encumbrances, there are no Encumbrances for Taxes upon, or pending or threatened against, any Purchased Asset. Seller is not subject to any Tax allocation or sharing Contract.
3.15 Immediatek Common Stock.
(a) Seller is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”);
(b) Seller has sufficient knowledge and experience in investing in companies similar to Immediatek in terms of Immediatek’s stage of development so as to be able to evaluate the risks and merits of its investment in Immediatek, and Seller is able financially to bear the risks thereof, including a total loss of Seller’s investment;
(c) Seller (i) has received all the information that it has deemed necessary to make an informed investment decision with respect to the acquisition of the Immediatek Shares; (ii) understands that Immediatek is subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and has had an opportunity to review all publicly available filings made by Immediatek with the Securities and Exchange Commission (the “SEC”) pursuant to either the Securities Act or the Exchange Act; (iii) has had the unrestricted opportunity to make such investigation as it has desired pertaining to Immediatek and the acquisition of an interest therein and to verify the information that is, and has been, available to it; and (iv) has had the opportunity to ask questions of Immediatek and representatives of Immediatek concerning Immediatek. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Buyer Parties in ARTICLE 2;

Asset Purchase Agreement — Radical/Immediatek

(d) the Immediatek Shares being acquired by Seller are being acquired for its own account for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act;
(e) Seller has not received any public solicitation or advertisement with respect to the Immediatek Shares;
(f) Seller understands that (i) the Immediatek Shares have not been registered under the Securities Act or any state securities laws by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws, (ii) the Immediatek Shares must be held indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and (iii) the Immediatek Shares will bear the legend to such effect set forth in Section 3.16 hereof.
3.16 Legend. Seller hereby acknowledges that the certificates evidencing the Immediatek Shares will bear the legend set forth below or substantially similar legend:
The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Act”), or under the securities laws of certain states. These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and the applicable state securities laws, pursuant to registration or exemption therefrom. The issuer of these securities may require an opinion of counsel (which may be counsel for the issuer) in form and substance satisfactory to the issuer to the effect that any proposed transfer or resale is in compliance with the Act and any applicable state securities laws.
The legend set forth above shall be removed by Immediatek from any certificate evidencing the Immediatek Shares, and Immediatek shall issue, or cause to be issued, a certificate without such legend to the holder thereof, if requested, upon delivery to Immediatek of an opinion by counsel (which may be counsel for Immediatek) that such security can be freely transferred in a public sale without a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which Immediatek issued the Immediatek Shares; provided, however, that no opinion from counsel shall be required for any dispositions pursuant to Rule 144(k) under the Securities Act.
3.17 Third Party Options. There are no existing Contracts, options, commitments or rights with, to or in any third party to acquire the Purchased Assets or any interest therein.
3.18 Creditors. On or after the Closing Date, the Buyer Parties shall not be subject to any claim of a creditor of Seller, or to any obligation to pay, discharge or satisfy in any manner Seller’s liabilities or other obligations as a result of the sale and transfer of the Purchased Assets to Buyer under this Agreement, other than liabilities assumed by Buyer pursuant to Section 1.2.

Asset Purchase Agreement — Radical/Immediatek

3.19 Accuracy of Information Furnished. No representation, statement or information contained in this Agreement, any of the Transaction Documents or any Contract or other document made available or furnished to any Buyer Party or their respective representatives by Seller contains any untrue statement of a material fact or omits any material fact necessary to make the information contained therein not misleading. All projections and estimates that have been provided to any Buyer Party were, at the time of creation, reasonably made in good faith based on reasonable assumptions, given the circumstances at the time such assumptions were made.
ARTICLE 4
COVENANTS
4.1 General. If, at any time after the Closing, any further action is necessary or desirable to carry out this Agreement’s purposes, each Party will take such further action (including executing and delivering any further instruments and documents, obtaining any Permits and Consents and providing any reasonably requested information) as any other Party may reasonably request, all at the requesting Party’s sole cost and expense (unless the requesting Party is entitled to indemnification therefor under ARTICLE 5).
4.2 Privilege Rights. The Parties agree that, after the Closing, Buyer will be exclusively entitled to assert or waive rights with respect to any privileges to information that any Party may assert under Law relating to the Purchased Assets or the Assumed Liabilities, including in any Action related to the foregoing or any other Action in which Buyer or its assets are a party. Privileged information includes privileges arising under, or relating to, the attorney-client relationship, the accountant-client privilege and privileges relating to internal evaluative processes.
ARTICLE 5
INDEMNIFICATION
5.1 Survival of Representations, Warranties and Covenants. Each representation and warranty of the Parties contained herein and any certificate related to such representations and warranties will survive the Closing and continue in full force and effect for one year thereafter, except (i) the representations and warranties set forth in Sections 3.10, 3.12 and 3.14, which will survive the Closing and continue in full force and effect until the applicable statute of limitations expires (or for five years if there is no applicable statute of limitations) and (ii) the representations and warranties set forth in Sections 2.1, 2.2, 3.1 and 3.2, which will survive the Closing and will continue in full force and effect forever. Each covenant and obligation in this Agreement and any certificate or document delivered pursuant to this Agreement will survive the Closing forever. Unless expressly waived pursuant to this Agreement, no representation, warranty, covenant, right or remedy available to any person in connection with the Transactions will be deemed waived by any action or inaction of that person (including consummation of the Transactions, any inspection or investigation, or the awareness of any fact or matter) at any time, whether before, on or after the Closing.

Asset Purchase Agreement — Radical/Immediatek

5.2 Indemnification Provisions for the Buyer Parties’ Benefit. "Damages” means all losses (including diminution in value), damages and other costs and expenses of any kind or nature whatsoever, whether known or unknown, contingent or vested, matured or unmatured, and whether or not resulting from third-party claims, including costs (including reasonable fees and expenses of attorneys, other professional advisors and expert witnesses and the allocable portion of the relevant person’s internal costs) of investigation, preparation and litigation in connection with any Action or threatened Action. Seller shall indemnify and hold the Buyer Parties and their respective Affiliates, and their respective officers, directors, managers, employees, agents, representatives, controlling persons, stockholders and similarly situated persons, harmless from, and pay any and all Damages, directly or indirectly, resulting from, relating to, arising out of or attributable to any of the following: (a) any breach of any representation or warranty Seller has made in this Agreement; (b) any breach, violation or default by Seller of any obligation of Seller in this Agreement; (c) the operation and ownership of, or conditions first occurring with respect to, the Purchased Assets prior to 11:59 p.m. on the Closing Date (other than the Assumed Liabilities relating thereto); and (d) the Excluded Assets or Excluded Liabilities.
5.3 Indemnification Provisions for Seller’s Benefit. Each Buyer Party shall, jointly and severally, indemnify and hold Seller and its Affiliates, and their respective officers, directors, managers, employees, agents, representatives, controlling persons, stockholders and similarly situated persons, harmless from, and pay any and all Damages, directly or indirectly, resulting from, relating to, arising out of or attributable to any of the following: (a) any breach of any representation or warranty that a Buyer Party has made in this Agreement; (b) any breach, violation or default by a Buyer Party of any obligation of a Buyer Party in this Agreement; and (c) except as contemplated by Section 5.2, the Assumed Liabilities or Purchased Assets.
5.4 Indemnification Claim Procedures. If any Action is commenced or threatened that may give rise to a claim for indemnification (an “Indemnification Claim”) by any person entitled to indemnification under this Agreement (each, an “Indemnified Party”) against any person obligated to indemnify an Indemnified Party (an “Indemnitor”), then such Indemnified Party will promptly give notice to the Indemnitor. Failure to notify the Indemnitor will not relieve the Indemnitor of any liability that it may have to the Indemnified Party, except to the extent the defense of such Action is materially and irrevocably prejudiced by the Indemnified Party’s failure to give such notice. An Indemnitor may elect at any time to assume, and thereafter conduct, the defense of the Indemnification Claim with counsel of the Indemnitor’s choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnitor will not approve of the entry of any judgment or enter into any settlement with respect to the Indemnification Claim without the Indemnified Party’s prior written approval (which must not be withheld unreasonably). Until an Indemnitor assumes the defense of the Indemnification Claim, the Indemnified Party may defend against the Indemnification Claim in any manner the Indemnified Party reasonably deems appropriate. If the Indemnified Party gives an Indemnitor notice of an Indemnification Claim and the Indemnitor does not, within ten (10) days after such notice is given, give notice to the Indemnified Party of its election to assume the defense of such Indemnification Claim and thereafter promptly assume such defense, then the Indemnitor will be bound by any judicial determination made with respect to such Indemnification Claim or any compromise or settlement of such Indemnification Claim effected by the Indemnified Party.

Asset Purchase Agreement — Radical/Immediatek

5.5 Limitations on Indemnification Liability. Any claims an Indemnified Party makes under this ARTICLE 5 will be limited as follows:
(a) Ceiling. The aggregate liability for monetary Damages of the Buyer Parties, on the one hand, and Seller, on the other, under this Agreement related to breaches of the representations, warranties and covenants herein will not exceed an amount equal to the Purchase Price, provided, however, that the limitation contemplated hereby will not be applicable with respect to (i) breaches of Sections 2.1, 2.2, 3.1 or 3.2 or ARTICLE 4, (ii) instances of fraud, (iii) liabilities the Buyer Parties may incur with respect to Excluded Assets or Excluded Liabilities or (iv) liabilities Seller may incur with respect to the Assumed Liabilities.
(b) Basket/Threshold. The Buyer Parties, on the one hand, and Seller, on the other, will have no liability for monetary Damages related to breaches of the representations and warranties in ARTICLE 2 (with respect to the Buyer Parties) or ARTICLE 3 (with respect to Seller), unless and until the aggregate Damages related thereto exceed ten percent (10%) of the Purchase Price (as expressed in a dollar amount); provided, however, that, if the aggregate Damages related thereto of the Buyer Parties, on the one hand, or Seller, on the other, exceeds such amount, the Indemnitor’s liability will relate back to, and include, the first dollar of such aggregate Damages. If Damages arise as Excluded Liabilities or Assumed Liabilities and also as a result of breaches of a Party’s representations and warranties under ARTICLE 2 or ARTICLE 3, such Damages will be deemed to be Excluded Liabilities or Assumed Liabilities, as applicable, and will not be subject to the limits of this Section 5.5(b).
5.6 Negligence of Another Person. ANY PARTY’S LIABILITY UNDER THIS AGREEMENT WILL NOT BE NEGATED BY ANY OTHER PERSON’S ALLEGED OR PROVEN SOLE, JOINT OR CONTRIBUTORY NEGLIGENCE.
5.7 Indemnification for Non—Compliance with Bulk Sales Statute. The Buyer Parties acknowledge that Seller will not comply with any bulk transfer Laws of any jurisdiction in connection with the Transactions. Seller will indemnify the Buyer Parties for any Damages resulting from, or relating to, such non-compliance and Section 5.5 will not apply to Damages incurred as a result thereof.
ARTICLE 6
MISCELLANEOUS
6.1 Entire Agreement. This Agreement, together with the other Transaction Documents and all schedules, exhibits, annexes or other attachments hereto or thereto, and the certificates, documents, instruments and writings that are delivered pursuant hereto or thereto, constitutes the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof. Except as provided in ARTICLE 5, there are no third party beneficiaries having rights under or with respect to this Agreement.
6.2 Assignment; Binding Effect. No Party other than Buyer may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties, and any such assignment by a Party without prior written approval of the other Parties will be deemed invalid and not binding on such other Parties. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, inure to the benefit of and are enforceable by, the Parties and their respective successors and permitted assigns.

Asset Purchase Agreement — Radical/Immediatek

6.3 Joint and Several Obligations. Notwithstanding anything to the contrary in this Agreement, the covenants and obligations of, and the representations and warranties made by or attributable to, any Buyer Party pursuant to this Agreement will be deemed to be made by, and attributable to, each Buyer Party, jointly and severally, and Seller will have the right to pursue remedies against any one or more Buyer Parties without any obligation to give notice to or to pursue all Buyer Parties, or to give notice to or pursue any individual Buyer Party, before pursuing any other Buyer Party.
6.4 Notices. All notices, requests and other communications provided for, or permitted to be given, under this Agreement must be in writing and must be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, to the intended recipient at the address set forth for the recipient on the signature page hereto (or to such other address as any Party may give in a notice given in accordance with the provisions hereof). All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth (5th) business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery or (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.
6.5 Specific Performance; Remedies. Each Party acknowledges and agrees that the other Parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the Parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any state or federal court sitting in Dallas County, Texas having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Nothing herein will be considered an election of remedies.
6.6 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.
6.7 Governing Law. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PRINCIPLES.

Asset Purchase Agreement — Radical/Immediatek

6.8 Amendment; Extensions; Waivers. No amendment, modification, waiver, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same is in writing and signed by Buyer, Seller and Immediatek. Each waiver of a right hereunder does not extend beyond the specific event or circumstance giving rise to the right. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any Party to exercise any right or remedy under this Agreement will operate as a waiver thereof, nor does any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.
6.9 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided, however, that if any provision of this Agreement, as applied to any Party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the Parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.
6.10 Expenses. Except as otherwise expressly provided in this Agreement, each Party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the Transactions, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.
6.11 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each Party and delivered to the other Parties.
6.12 Construction. This Agreement has been freely and fairly negotiated among the Parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any law also will be deemed to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” The word “person” includes individuals, entities and Governmental Bodies. Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision, unless expressly so limited. The Parties intend that each representation, warranty and covenant contained herein will have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Party has not breached will not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

Asset Purchase Agreement — Radical/Immediatek

6.13 Schedules. The disclosures in the Schedules, and those in any supplement thereto, relate only to the representations and warranties in the section or paragraph of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement. If there is any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth in the Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control. Nothing in the Schedules will be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Schedules identify the exception with reasonable particularity and describe the relevant facts in reasonable detail. The mere listing (or inclusion of a copy) of a document or other item in a Schedule will not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty pertains to the existence of the document or other item itself).
SIGNATURE PAGES FOLLOW

Asset Purchase Agreement — Radical/Immediatek

SIGNATURE PAGE
TO
ASSET PURCHASE AGREEMENT
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date stated in the introductory paragraph of this Agreement.

BUYER:

Address:	320 South Walton	IMKI Ventures, Inc.,
	Dallas, Texas 75226	a Delaware corporation
Attn: President
Fax: (214) 744-8811
		By:	/s/ DARIN DIVINIA

		Name:	Darin Divinia
		Title:	President & Chief Executive Officer

IMMEDIATEK:

Address:	320 South Walton	Immediatek, Inc.,
	Dallas, Texas 75226	a Nevada corporation
Attn: President
Fax: (214) 744-8811
		By:	/s/ DARIN DIVINIA

		Name:	Darin Divinia
		Title:	President & Chief Executive Officer

SELLER:

Address:	c/o Radical Management, LLC	Radical Holdings LP,
	5424 Deloache Avenue	a Texas limited partnership
Dallas, Texas 75220
	Attn: President	By:	Radical Management, LLC, a Texas limited liability company, its general partner

With a copy (which shall not constitute notice):			By:	/s/ MARTIN WOODALL

			Name:	Martin Woodall
	Robert S. Hart, Esq.		Title:	Vice President
5424 Deloache Avenue
Dallas, Texas 75220
Fax: (214) 696-3380

Asset Purchase Agreement — Radical/Immediatek

SCHEDULES
TO
ASSET PURCHASE AGREEMENT
Intentionally omitted.

Asset Purchase Agreement — Radical/Immediatek

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